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                                                                Exhibit 10.18.2



                 AMENDED AND RESTATED SECURITY DEPOSIT AGREEMENT


                                     between

                         EME HOMER CITY GENERATION L.P.

                                       and

                              THE BANK OF NEW YORK

                               as Collateral Agent


                     --------------------------------------

                          Dated as of December __, 2001

                     --------------------------------------







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
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                                TABLE OF CONTENTS

                                                                                      PAGE
ARTICLE I DEFINITIONS....................................................................2
   SECTION 1.1       DEFINED TERMS.......................................................2
   SECTION 1.2       OTHER DEFINITIONAL PROVISIONS.......................................6

ARTICLE II AGREEMENT OF COLLATERAL AGENT; CREATION OF ACCOUNTS; GRANT OF
                     SECURITY INTERESTS..................................................6
   SECTION 2.1       AGREEMENT OF COLLATERAL AGENT.......................................6
   SECTION 2.2       CREATION OF ACCOUNTS AND SUBACCOUNTS................................7
   SECTION 2.3       DELIVERY OF REVENUES, ETC. TO COLLATERAL AGENT......................8
   SECTION 2.4       SECURITY INTERESTS IN THE LESSEE ACCOUNTS...........................8
   SECTION 2.5       SECURITIES ACCOUNTS.................................................9

ARTICLE III DEPOSITS INTO ACCOUNTS......................................................10
   SECTION 3.1       REVENUE ACCOUNT....................................................10
   SECTION 3.2       RECOVERY EVENT PROCEEDS ACCOUNT....................................10
   SECTION 3.3       RESERVE ACCOUNT....................................................10
   SECTION 3.4       EQUITY ACCOUNT.....................................................11
   SECTION 3.5       DEPOSITS IRREVOCABLE...............................................11

ARTICLE IV TRANSFERS FROM ACCOUNTS......................................................11
   SECTION 4.1       REVENUE ACCOUNT....................................................11
   SECTION 4.2       RECOVERY EVENT PROCEEDS ACCOUNT....................................12
   SECTION 4.3       SENIOR RENT PAYMENT ACCOUNT........................................13
   SECTION 4.4       RESERVE ACCOUNT....................................................13
   SECTION 4.5       PERMITTED INDEBTEDNESS ACCOUNT.....................................14
   SECTION 4.6       EQUITY ACCOUNT.....................................................14
   SECTION 4.7       SUPPLEMENTAL EQUITY ACCOUNT........................................16
   SECTION 4.8       SUBORDINATED RENT PAYMENT ACCOUNT..................................16
   SECTION 4.9       SUBORDINATED RESERVE ACCOUNT.......................................16
   SECTION 4.10      SUSPENDED DISTRIBUTIONS ACCOUNT....................................16
   SECTION 4.11      DELIVERY OF REQUEST LETTERS........................................17
   SECTION 4.12      SHORTFALL NOTICES..................................................17
   SECTION 4.13      TRANSFERS FROM ACCOUNTS DURING A DEFAULT PERIOD....................17
   SECTION 4.14      COLLATERAL AGENT'S CALCULATIONS....................................19
   SECTION 4.15      INSUFFICIENT AMOUNTS...............................................19

ARTICLE V INVESTMENT ...................................................................20


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ARTICLE VI COLLATERAL AGENT.............................................................20
   SECTION 6.1       RIGHTS, DUTIES, ETC................................................20
   SECTION 6.2       RESIGNATION OR REMOVAL.............................................21

ARTICLE VII DETERMINATIONS..............................................................21

ARTICLE VIII MISCELLANEOUS..............................................................22
   SECTION 8.1       INDEMNIFICATION OF COLLATERAL AGENT................................22
   SECTION 8.2       WAIVER OF RIGHT OF SET-OFF.........................................22
   SECTION 8.3       TERMINATION........................................................22
   SECTION 8.4       SEVERABILITY.......................................................23
   SECTION 8.5       COUNTERPARTS.......................................................23
   SECTION 8.6       AMENDMENTS.........................................................23
   SECTION 8.7       APPLICABLE LAW.....................................................23
   SECTION 8.8       NOTICES............................................................23
   SECTION 8.9       BENEFIT OF SECURITY DEPOSIT AGREEMENT..............................24

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                  AMENDED AND RESTATED SECURITY DEPOSIT AGREEMENT, dated as
of December __, 2001 (this "Agreement"), between EME HOMER CITY GENERATION
L.P., a Pennsylvania limited partnership ("EME Homer City" or the "FACILITY
LESSEE"), and THE BANK OF NEW YORK, as collateral agent for the Secured
Parties (as defined below) (in such capacity, the "COLLATERAL AGENT").

                                    RECITALS

                  A. Contemporaneously herewith, EME Homer City will enter into a transaction pursuant to the Participation Agreements listed on
SCHEDULE 1 by and among EME Homer City, the Owner Lessor, [ ], not in its individual capacity but solely as Owner Manager, the Owner Participant, Homer
City Funding LLC, as Lender, the Lease Indenture Trustee, the Security Agent and The Bank of New York, not in its individual capacity but solely as Bondholder Trustee (as amended, modified and supplemented and in effect from time to time, collectively, the "PARTICIPATION AGREEMENTS") whereby EME Homer
City will sell undivided interests in its generating assets to the Owner
Lessors and the Owner Lessors will lease such undivided interests in its generating assets to EME Homer City under the Facility Leases.

                  B. In consideration of the transactions contemplated by the Participation Agreements, EME Homer City will be obligated to pay to the Secured Parties the aggregate amount of all obligations owed by EME Homer City to the Secured Parties under the Operative Documents (the "LEVERAGED LEASE
OBLIGATIONS").

                  C.       In satisfaction of the requirements of the Secured
Parties, the Facility Lessee desires by this Agreement to provide interests in certain Accounts as security for EME Homer City's obligations under the Participation Agreements and the other Operative Documents (as defined below).

                  D. In order to simplify administration of such Accounts and to provide for the orderly enforcement of their respective rights, the Secured Parties (as defined below) have appointed the Collateral Agent to serve as their common representative, to be the beneficiary under any security interest intended to benefit the Secured Parties, and to hold the liens created, or to be created, under the Operative Documents.

                  E. The parties hereto desire by this Agreement (as defined below) to provide for the receipt of Revenues (as defined below) and the application thereof

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to the payment of Operating Expenses (as defined below), Leveraged Lease
Obligations and other purposes as described herein.

                  F. Pursuant to the Ownership and Operation Agreement, dated as of December ___, 2001 (as amended, supplemented or otherwise modified from time to time, the "Ownership and Operation Agreement"), among the Collateral Agent and the Secured Parties, the Collateral Agent has agreed to serve as a common collateral agent for all Secured Parties.

                  G. It is a condition precedent to the approval by the Secured Parties of the transactions contemplated by the Operative Documents that the Facility Lessee shall have executed and delivered this Agreement to the Collateral Agent for the benefit of the Secured Parties.

                  NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, each of the parties hereto hereby agrees as follows:

                                   ARTICLE I

                                   DEFINITIONS

                  Section 1.1 DEFINED TERMS. The following terms shall have the meanings indicated:

                  "ACCOUNTS" means all accounts established pursuant to SECTION
2.2 of this Agreement.

                  "AMENDMENT DATE" means the date the Operative Documents are executed.

                  "AUTHORIZED REPRESENTATIVE" means those officers and employees of the Facility Lessee whose signatures and incumbency shall have been certified by the Facility Lessee to the Collateral Agent and each Owner Lessor's
Representative.

                  "COLLATERAL AGENT" has the meaning specified in the PREAMBLE.

                  "DEFAULT PERIOD" means the period commencing on the date the Collateral Agent receives a written notice from the Facility Lessee or any of the Secured Parties stating that a Lease Default or a Lease Event of Default has occurred and is continuing under any of the Facility Leases. Such notice shall be deemed to have been delivered if a voluntary petition of Bankruptcy has been filed under Title 11 of the United States Code (or any similar action has been taken under the laws of any other jurisdiction) with respect to the Facility Lessee.

                  "DEPOSITARY" means Bank of America NT&SA.

                  "EME HOMER CITY" has the meaning specified in the PREAMBLE.

                   "EQUITY ACCOUNT" has the meaning specified in SECTION 2.2.


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                  "EQUITY LETTER OF CREDIT" means, a letter of credit that
may be delivered to the Collateral Agent at the election of a Owner Lessor in total or partial satisfaction of the amount on deposit in the applicable subaccount of Equity Account in accordance with Section hereof.

                  "FINANCING DOCUMENTS" means the Operative Documents and each indenture, loan agreement, underwriting agreement, security purchase agreement or other document entered into in connection with any Permitted Indebtedness.

                  "MONTHLY TRANSFER DATE" means the last Business Day of each month.

                  "MOODY'S" means Moody's Investors Service, Inc.

                  "NEW YORK UCC" means the Uniform Commercial Code as from time to time in effect in the State of New York.

                  "NOTICE OF ACTION" has the meaning specified in the Lease
Indenture.

                  "OBLIGATIONS" means all obligations and liabilities of the Facility Lessee which may arise under or in connection with the Operative
Documents or any other Financing Document whether on account of Rent payment obligations, reimbursement obligations, the unpaid principal of and interest on Permitted Indebtedness, fees, indemnities, costs, expenses or otherwise
(including all fees and disbursements of counsel to the Collateral Agent and to the Secured Parties that are


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required to be paid by the Facility Lessee pursuant to the terms of any
Financing Document).

                  "OPERATING ACCOUNT" has the meaning specified in SECTION 2.2.

                  "OPERATING EXPENSES" means, in respect of any period, all cash amounts paid by the Facility Lessee in the conduct of its business during such period, including premiums for insurance policies, fuel supply and transportation costs, utilities, costs of maintaining, renewing and amending
Governmental Approvals, franchise, licensing, property, real estate and income taxes, sales and excise taxes, general and administrative expenses, employee salaries, wages and other employment-related costs, business management and administrative services fees and other fees and expenses necessary for the continued operation and maintenance of the Facility and the conduct of business of EME Homer City.

                  "OPERATIVE DOCUMENTS" has the meaning specified in each of the Participation Agreements.

                  "ORGANIC DOCUMENT" means, with respect to any Person that is a corporation, its certificate of incorporation, its by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized shares of capital stock, and, with respect to any Person that is a limited partnership, its certificate of limited partnership and partnership agreement.

                  "OWNER LESSOR'S REPRESENTATIVE" means each Person designated as serving as indenture trustee, collateral agent, lenders' representative or in any similar capacity for an Owner Lessor, provided however, that for as long as the Lessor Notes of such Owner Lessor are outstanding, this term shall refer to the Security Agent.

                  "PAYMENT DATES" means Rent Payment Dates and Permitted
Indebtedness Payment Dates.

                  "PERMITTED INDEBTEDNESS ACCOUNT" has the meaning set forth in
Section 2.2. hereof.

                  "PERMITTED INDEBTEDNESS PAYMENT DATE" means, with respect to any Permitted Indebtedness, any date on which amounts are payable on such Permitted Indebtedness.

                  "PLEDGED ACCOUNTS" means, collectively, the Revenue Account, the Senior Rent Payment Account, the Recovery Event Proceeds Account and the
Equity Account.

                   "PROCEEDS" has the meaning specified in the New York UCC.


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                  "RECOVERY EVENT" means any settlement of or payment of
$5,000,000 or more in respect of (a) any property or casualty insurance claim relating to the Facility or any part thereof or (b) any seizure, condemnation, confiscation or taking of, or requisition of title or use of, the Facility or any part thereof by any Governmental Authority.

                  "RECOVERY EVENT PROCEEDS" means proceeds received in respect of a Recovery Event (regardless of whether the amount thereof is less than $5,000,000).

                  "RECOVERY EVENT PROCEEDS ACCOUNT" has the meaning specified in
SECTION 2.2.

                  "REQUEST LETTER" means each letter from time to time delivered by an Authorized Representative of the Facility Lessee or by the Facility Lessee to the Collateral Agent requesting the transfer and/or release of funds from one or more Accounts (or subaccounts) to or on behalf of the Facility Lessee in accordance with the terms of this Security Deposit Agreement, each such letter to be in such form acceptable to the Collateral Agent.

                  "REQUIRED SECURED PARTIES" has the meaning specified in the Ownership and Operation Agreement.

                  "RESTORATION" means the replacement or restoration of the Facility or any part thereof in respect of which the Facility Lessee or any of the Owner Lessors have received Recovery Event Proceeds.

                  "RESTRICTED PAYMENTS" has the meaning specified in each of the Participation Agreements.

                  "REVENUE ACCOUNT" has the meaning specified in SECTION 2.2.

                  "S&P" means Standard & Poor's Rating Group.

                  "SECURED PARTIES" means the Collateral Agent and the Owner
Lessors.


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                  "SECURITIES INTERMEDIARY" has the meaning specified in SECTION
2.5.

                  Section 1.2           OTHER DEFINITIONAL PROVISIONS.

                           (a)      Unless otherwise defined in SECTION 1.1
hereof, each capitalized term used in this Agreement and not otherwise defined herein shall have the respective meaning set forth in Appendix A to the Participation Agreements unless the context hereof shall otherwise require.
The general provisions of Appendix A to the Participation Agreements shall apply to terms used in this Agreement and specifically defined herein.
References to applicable Operative Documents (or other agreements) shall mean
Operative Documents (or other agreements) as such term is defined in the Participation Agreement to which the relevant Owner Lessor is a party.

                                   ARTICLE II

                         AGREEMENT OF COLLATERAL AGENT;
                CREATION OF ACCOUNTS; GRANT OF SECURITY INTERESTS

                  Section 2.1 AGREEMENT OF COLLATERAL AGENT. The Collateral
Agent agrees to accept all cash, cash equivalents, instruments, investments and other securities to be delivered to or held by the Collateral Agent pursuant to the terms of this Agreement, and, from such cash, cash equivalents, instruments, investments and other securities, to make the releases and transfers contemplated by this Agreement as and when required in accordance with the terms hereof. The Collateral Agent shall hold and safeguard the Accounts (other than the Operating Account and the cash, cash equivalents, instruments, investments and other securities on deposit therein) during the term of this Agreement in accordance with the provisions hereof. The Collateral Agent shall treat the cash, cash equivalents, instruments, investments and other securities in each Pledged Account as pledged by the Facility Lessee to the Secured Parties, to be held by the Collateral Agent, as agent of the Secured Parties, in trust in accordance with the provisions hereof.


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                  Section 2.2 CREATION OF ACCOUNTS AND SUBACCOUNTS.

                           (a)      On or prior to the Amendment Date, (i) the
Collateral Agent shall establish in its corporate trust department a special, segregated and irrevocable trust account designated the "Homer City Revenue
Account" (the "REVENUE ACCOUNT") and (ii) the Collateral Agent shall establish with the Depositary a special and segregated account designated the "Homer City
Operating Account" (the "OPERATING ACCOUNT").

                           (b)      On or prior to the Amendment Date, the
Collateral Agent shall establish in its corporate trust department special, segregated and irrevocable trust accounts as follows:

                                    (i)      one designated the "Homer City
         Recovery Event Proceeds Account" (the "RECOVERY EVENT PROCEEDS
         ACCOUNT");

                                    (ii)     one designated the "Homer City
         Senior Rent Payment Account" (the "SENIOR RENT PAYMENT ACCOUNT");

                                    (iii)    one designated the "Homer City
         Subordinated Rent Payment Account" (the "SUBORDINATED RENT PAYMENT
         ACCOUNT");

                                    (iv)     one designated the "Homer City
         Reserve Account" (the "RESERVE ACCOUNT");

                                    (v)      one designated the "Homer City
         Equity Account" (the "EQUITY ACCOUNT");

                                    (vi)     one designated the "Homer City
         Supplemental Equity Account" (the "SUPPLEMENTAL EQUITY ACCOUNT");

                                    (vii)    one designated the "Homer City
         Suspended Distributions Account" (the "SUSPENDED DISTRIBUTIONS
         ACCOUNT");

                                    (viii)   one designated the "Homer City
         Subordinated Reserve Account" (the "SUBORDINATED RESERVE ACCOUNT");

                                    (ix)     one designated the "Homer City
         Distributions Account" (the "DISTRIBUTIONS ACCOUNT"); and


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                                    (x)      one designated the "Homer City
         Permitted Indebtedness Account" (the "PERMITTED INDEBTEDNESS ACCOUNT").

                           (c)      Each of the Accounts (other than the Revenue
Account, the Operating Account and the Permitted Indebtedness Account) shall be subdivided into eight subaccounts, one subaccount for each Facility Lease. The
Collateral Agent shall maintain separate records for each subaccount. Amounts deposited into or debited from such Accounts shall be deposited or debited from the applicable subaccount as provided herein.

                  Section 2.3 DELIVERY OF REVENUES, ETC. TO COLLATERAL AGENT.
The Facility Lessee shall cause all Revenues and Recovery Event Proceeds and all cash, cash equivalents, instruments, investments and other securities in its possession (excluding amounts received by the Facility Lessee as transfers from the Operating Account or the Distributions Account in accordance with this Agreement) to be delivered immediately to the Collateral Agent for deposit into the Accounts pursuant to Article III. All such Revenues, cash, cash equivalents, instruments, investments and other securities at any time on deposit in the Accounts shall be held in the exclusive custody of the Collateral Agent for the purposes and on the terms set forth in this Agreement.

                  Section 2.4 SECURITY INTERESTS IN THE LESSEE ACCOUNTS. In order to secure the payment of the Obligations, and the performance and observance by the Facility Lessee of all of its covenants, agreements and obligations to the Secured Parties under the Financing Documents, the Facility
Lessee hereby pledges and assigns to the Collateral Agent, and creates in favor of the Collateral Agent for the ratable benefit of the Secured Parties, a security interest in all of the Facility Lessee's right, title and interest, whether now owned or hereafter acquired and whether now existing or hereafter coming into existence, in, to and under this Agreement and in and to all Revenues and the Revenue Account, the Senior Rent Payment Account, the Recovery
Event Proceeds Account, the Equity Account and all cash, cash equivalents, instruments, investments and other securities on deposit therein and all Proceeds of the foregoing. All Accounts (other than the Operating Account) and all cash, cash equivalents, instruments, investments and other securities on deposit therein shall, subject to the provisions of this Agreement, be subject to the exclusive dominion and control of the Collateral Agent, and the Collateral Agent shall have the sole and exclusive right to withdraw or order a transfer of funds from such Accounts, and the Facility Lessee hereby irrevocably appoints the Collateral Agent as its true and lawful attorney, with full power of substitution, for the purpose of making any such withdrawal or ordering any such transfer of funds from any such Account, which appointment is coupled with an interest and is irrevocable. The Facility Lessee shall not have any rights or powers with respect to any amounts in any of the


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Accounts (other than the Operating Account) or any part thereof except (i) as provided in the Investments section of this Security Deposit Agreement and (ii) the right to have such amounts applied in accordance with the provisions of this Security Deposit Agreement.

                  Section 2.5 SECURITIES ACCOUNTS. The parties hereto hereby agree that:

                           (a)      the Accounts (other than the Operating
Account) shall be treated as "securities accounts" as such term is defined in
Section 8-501 of the New York UCC;

                           (b)      The Bank of New York, in its capacity as
"securities intermediary" as such term is defined in Section 8-102(a)(14) of the New York UCC (the "SECURITIES INTERMEDIARY"), shall, subject to the terms of this Agreement, treat the Facility Lessee as the person entitled to exercise the rights that comprise any financial assets credited to the Accounts;

                           (c)      all property delivered to the Securities
Intermediary, pursuant to the terms of this Agreement, will be promptly credited to the appropriate Account;

                           (d)      all securities or other property underlying
any financial assets credited to such Accounts shall be registered in the name of the Securities Intermediary, indorsed to the Securities Intermediary or in blank and in no case will any financial asset credited to any Account be registered in the name of the Facility Lessee, payable to the order of the Facility Lessee or specially indorsed to the Facility Lessee except to the extent the forgoing have been specially indorsed to the Securities Intermediary or in blank;

                           (e)      each item of property (whether investment
property, financial asset, security, instrument or cash) credited to such Accounts shall be treated as a "financial asset" within the meaning of Section
8-102(a)(9) of the New York UCC; and

                           (f)      at any time the Securities Intermediary
shall receive an "entitlement order" (within the meaning of Section 8-102(a)(8) of the New York UCC) issued by the Collateral Agent and relating to the Pledged
Accounts, the Securities Intermediary shall comply with such entitlement order without further consent by the Facility Lessee or any other person.


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                                  ARTICLE III

                             DEPOSITS INTO ACCOUNTS

                  Section 3.1 REVENUE ACCOUNT. The Facility Lessee agrees that there shall be deposited into the Revenue Account all Revenues received by or on behalf of itself. If, notwithstanding the foregoing, the Facility Lessee receives any Revenues, it shall immediately deliver such Revenues in the exact form received (duly indorsed, if appropriate, in a manner satisfactory to the Collateral Agent) to the Collateral Agent for deposit into the Revenue Account.
The Collateral Agent shall have the right to receive all Revenues directly from the Persons owing the same. All Revenues received by the Collateral Agent shall be deposited into the Revenue Account.

                  Section 3.2 RECOVERY EVENT PROCEEDS ACCOUNT. The Facility
Lessee agrees that there shall be deposited into the Recovery Event Proceeds
Account all Recovery Event Proceeds, provided, that if the aggregate amount of Recovery Event Proceeds with respect to a Recovery Event is less than $5 million, such proceeds shall be transferred to the Revenue Account if requested pursuant to a Request Letter. If, notwithstanding the foregoing, the Facility
Lessee shall receive any such proceeds, it shall immediately deliver such proceeds in the exact form received (duly endorsed, if appropriate, in a manner satisfactory to the Collateral Agent) to the Collateral Agent for deposit into the Recovery Event Proceeds Account. The Collateral Agent shall have the right to receive all such proceeds directly from the Persons owing the same. All such proceeds received by or on behalf of the Collateral Agent shall be deposited into the Recovery Event Proceeds Account. Amounts deposited into the Recovery
Event Proceeds Account shall be credited to each subaccount thereof based upon each Owner Lessor's Percentage of such deposited amounts.

                  Section 3.3 RESERVE ACCOUNT. The Facility Lessee agrees that on the Amendment Date there shall be deposited into the Reserve Account the proceeds from the sale of the Facility received pursuant to the Facility Deeds and the Bills of Sale, in a total amount of up to $[134] million. Such amount shall be credited to each subaccount of the Reserve Account based upon each Owner Lessor's Percentage of such deposited amount. The Collateral Agent shall use the amount on deposit in each such subaccount of the Reserve Account to make payments of the Equity Portion of Rent due in connection with the applicable
Facility Lease in case the amounts transferred pursuant to clause FIRST(i) OF
SECTION 4.6 are insufficient to make a payment of the Equity Portion of Basic
Lease Rent of such Facility Lease then due in full. No additional amounts shall be deposited into the Reserve Account.


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                  Section 3.4 EQUITY ACCOUNT. The Facility Lessee agrees that any Equity Letter of Credit delivered to the Collateral Agent in accordance with the terms of Section 4.6(b) hereof and all proceeds thereof shall be deposited in the applicable subaccount of the Equity Account.

                  Section 3.5 DEPOSITS IRREVOCABLE. Any deposit made into the
Accounts hereunder shall be irrevocable and all cash, cash equivalents, instruments, investments and other securities on deposit shall be held in trust by the Collateral Agent, and applied solely as provided herein.

                                   ARTICLE IV

                             TRANSFERS FROM ACCOUNTS

                  Section 4.1 REVENUE ACCOUNT.

                           (a)      Subject to Section 4.13, on each Monthly
Transfer Date the Collateral Agent shall transfer each Owner Lessor's Percentage of the funds on deposit in the Revenue Account in the following amounts in the following order of priority:

                  FIRST, to the Operating Account, the amount certified in such Request Letter to be such Owner Lessor's Percentage of the excess, if any, of the aggregate amount of Operating Expenses then due and payable or projected to become due and payable in the next succeeding month over the balance then on deposit in the Operating Account; provided that if the Annual Budget in effect for such Fiscal Year of the Facility Lessee was determined in accordance with Section 5.14(b) or 5.14(c) of any Participation Agreement, then the amount withdrawn from the Operating Account on any Monthly Transfer Date during such Fiscal
         Year shall not exceed the amount set forth in such Annual Budget for the immediately succeeding calendar month unless agreed to by the Majority in Interest of the Owner Lessors;

                  SECOND, to the Collateral Agent, such Owner Lessor's Owner
         Manager, Lease Indenture Trustee, the Security Agent and the Bondholder
         Trustee, the amount certified in the Request Letter delivered in connection with such Monthly Transfer Date to be the sum of the unpaid fees, indemnities, costs and expenses then due and payable to such Persons in respect of their respective services in such capacities;
         provided that in the case of the Collateral Agent and the Bondholder
         Trustee, such amount shall be such Owner Lessor's Percentage of the sum of the unpaid fees,


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         indemnities, costs and expenses of the Collateral Agent and the
         Bondholder Trustee;

                  THIRD, into the applicable subaccount of the Senior Rent
         Payment Account, an amount equal to (a) 1/6th of the aggregate amount which is payable on or within six months following such Monthly Transfer Date on account of Senior Rent (other than of the type specified in clause (b) of the definition thereof) under such Owner Lessor's Facility Lease and (b) the aggregate amount of all Senior Rent of the type specified in clause (b) of the definition thereof, then due and payable under such Owner Lessor's Facility
         Lease together with the amount of all deficiencies, if any, with respect to deposits required to be made in the applicable subaccount of the Senior Rent Payment Account in all prior months, as certified in the Request Letter;

                  FOURTH, subject to Section 4.13 and the applicable Operative
         Documents, to the Persons entitled thereto, an amount equal to all other Supplemental Rent (other than Excepted Payments) under the applicable Facility Lease then due and payable to such Persons as certified in the Request Letter;

                  FIFTH, into the Permitted Indebtedness Account, such Owner
         Lessor's Percentage of an amount sufficient to repay in full the Permitted Indebtedness then outstanding, as certified in such Request
         Letter;

                  SIXTH, into the applicable subaccount of the Equity
         Account, such Owner Lessor's Percentage of the balance remaining in the Revenue Account.

                           (b)      If, on any Monthly Transfer Date, such
Owner Lessor's Percentage of the funds on deposit in the Revenue Account are insufficient to make in full any transfer required pursuant to clause FIRST, SECOND, THIRD, or FOURTH of Section 4.1(a), the Collateral Agent shall make such transfer with funds then on deposit (in the following order of priority)
(i) in the applicable subaccount of each of the Supplemental Equity Account, the Subordinated Reserve Account, the Subordinated Rent Payment Account or the Suspended Distributions Account, as available, and (ii) if an insufficiency thereupon remains, in the applicable subaccount of the Equity
Account.

                  Section 4.2 RECOVERY EVENT PROCEEDS ACCOUNT.

                           (a)      Except as otherwise provided in Section
4.2(b) and subject to Section 4.13, on each Monthly Transfer Date occurring after a Recovery Event and until Restoration with respect thereto is completed, the Collateral Agent shall transfer to the Facility Lessee, from the funds on deposit in each subaccount of the Recovery Event Proceeds Account, such Owner
Lessor's Percentage of the amount certified in the Request Letter delivered in connection with such Monthly


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Transfer Date to be the aggregate amount then due and payable in respect of such
Restoration.

                           (b)      Subject to Section 4.13, on any Rent Payment
Date or Termination Value Payment Date on which Rent under a Facility Lease is required to be paid with any Recovery Event Proceeds, the Collateral Agent shall transfer, from the funds on deposit in the applicable subaccount of the Recovery
Event Proceeds Account, the following amounts in the following order of priority:

                  FIRST, to the applicable Owner Lessor under such Facility
         Lease, the amount certified in the Request Letter delivered in connection with such Rent Payment Date to be the aggregate amount then due and payable in respect of such Senior Rent (including premium and interest, if any); and

                  SECOND, to the applicable Owner Lessor, the amount certified in such Request Letter to be the aggregate amount of the Equity Portion of the Basic Lease Rent then due and payable under such Facility Lease.

                  Section 4.3 SENIOR RENT PAYMENT ACCOUNT.

                  Subject to Section 4.13 hereof, on any Rent Payment Date for a Facility Lease, the Collateral Agent shall transfer from funds on deposit in the applicable subaccount of the Senior Rent Payment Account to the applicable Owner
Lessor, the amount certified by the Facility Lessee in the Request Letter delivered in connection with such Rent Payment Date to be payable with respect to the Senior Rent and all Supplemental Rent (other than Excepted Payments) under such Facility Lease on such date.

                  Section 4.4 RESERVE ACCOUNT.

                  Subject to Section 4.13 hereof, on any Rent Payment Date for a Facility Lease, the Collateral Agent shall transfer from funds on deposit in the applicable subaccount of the Reserve Account the amount certified by the Facility Lessee to be equal to the difference, if positive, between the amounts payable with respect to the Equity Portion of the Basic Lease Rent under such Facility Lease on such Rent Payment Date and the amounts that would be available after giving effect to any transfers (with respect to such subaccount) to be made on such date pursuant to Section 4.1 hereof for use in making payments with respect to the Equity Portion of Basic Lease Rent in accordance with the applicable Operative Documents.

                  Section 4.5 PERMITTED INDEBTEDNESS ACCOUNT.

                 Subject to Section 4.13 hereof, on any date on which any amount of


                                       13

principal or premium of Permitted Indebtedness is due and payable, after giving effect to all transfers to be made on such date pursuant to Section 4.1, the Collateral Agent shall transfer to the Persons that provide each class of Permitted Indebtedness, from the funds on deposit in the Permitted Indebtedness Account, the aggregate amount of principal and premium then due and payable to the Persons that provide each such class of Permitted Indebtedness, as certified in the Request Letter delivered in connection with such Monthly Transfer Date.

                  Section 4.6 EQUITY ACCOUNT.

                           (a)      On each Restricted Payment Date, subject
to Section 4.13, the Collateral Agent shall transfer, from the funds on deposit in each subaccount of the Equity Account, the amount certified by the Facility Lessee in the Request Letter delivered in connection with such Restricted Payment Date the following amounts in the following order of priority:

                  FIRST, either:

                                    (i)      into the applicable subaccount
         of the Subordinated Rent Payment Account, if the conditions to the payments of the Equity Portion of Basic Lease Rent are satisfied pursuant to Section 6.9 of the applicable Participation Agreement, an amount payable with respect to the Equity Portion of Basic Lease Rent plus all Excepted Payments, if any, due and payable under the applicable Facility Lease on the Restricted Payment Date, together with the amount of all deficiencies, if any, with respect to all payments required in all prior months, as certified in the Request Letter; or

                                    (ii)     into the applicable subaccount
         of the Supplemental Equity Account, if the conditions to the payments of the Equity Portion of Basic Lease Rent set forth in
         Section 6.9 of the applicable Participation Agreement are not satisfied, in the amount by which the sum of the balances in the applicable subaccount in each of the Revenue Account, the Senior Rent Payment Account, the Recovery Event Proceeds Account and the Equity Account exceeds the sum of all Basic Lease Rent and Supplemental Lease Rent due and unpaid on that date and the average of the next two aggregate payments of the Basic Lease Rent under the applicable Facility Lease minus the Owner Lessor Percentage of $1 million, as certified the Request Letter;

                  SECOND, into the applicable subaccount of the Subordinated Reserve Account, an amount equal to the difference, if positive, between the Reserve

         Requirement under the applicable Facility Lease and any amount on deposit in the applicable subaccount of the Reserve Account; and

                  THIRD, the balance remaining in the applicable subaccount of the Equity Account, either into the Distributions Account for the making of Restricted Payments if the conditions to making these payments as set forth in Section 6.10 of the applicable Participation Agreement are satisfied or into the applicable subaccount of the Suspended Distributions Account if such conditions in Section 6.10 of the Participation Agreement are not satisfied.

                           (b)      Upon the occurrence and during the
continuance of a Rent Default Event under a Facility Lease, the applicable Owner Lessor may from time to time request and the Collateral Agent shall transfer from the applicable subaccount of the Equity Account to such Owner Lessor, to the extent then on deposit in such subaccount, an amount equal to the Equity Portion of Rent under such Facility Lease then past due (the "OVERDUE RENT"); PROVIDED, that (i) as a condition to such transfer, such Owner Lessor shall cause to be delivered to the Collateral Agent a standby letter of credit (the "EQUITY LETTER OF CREDIT") issued in favor of the Collateral Agent by an Acceptable Credit Provider for the account of a party other than Homer City or any of the Owner Lessors in the face amount equal the amount requested to be withdrawn, provided, further, that any transfer of funds from the Equity Account pursuant to this Section 4.6(a) shall not be deemed to constitute any payment of Rent. If at any time after the delivery of an Equity Letter of Credit the amount the Collateral Agent is then directed to transfer from such subaccount of the Equity Account pursuant to the terms of this Agreement exceeds cash then on deposit in such subaccount of the Equity Account (such excess amount, the "SHORTFALL AMOUNT"), then the Collateral Agent shall draw on the Equity Letter of Credit in an amount equal to the lesser of the Shortfall Amount and the undrawn face amount of the Equity Letter of Credit and shall deposit proceeds of such drawing into such subaccount of the Equity Account (for application in accordance with the terms of this Security Deposit Agreement). If pursuant to the terms thereof the Equity Letter of Credit becomes drawable as a result of the failure of such Equity Letter of Credit to be extended or failure to provide a replacement letter of credit within 30 days of a downgrade of the applicable Acceptable Credit Provider, the Collateral Agent shall draw on the Equity Letter of Credit in an amount equal to the undrawn face amount of the Equity Letter of Credit and shall deposit proceeds of such drawing into such subaccount of the Equity Account (for application in accordance with the terms of this Security Deposit Agreement).

                           (c)      In addition, the Collateral Agent shall make
transfers from the funds on deposit in the Equity Account in accordance with Sections 4.1(b) and 4.13(b).

                  Section 4.7 SUPPLEMENTAL EQUITY ACCOUNT. Subject to Section
4.13 hereof, on each Monthly Transfer Date, the Collateral Agent shall make transfers from the funds on deposit in the applicable subaccount of the Supplemental Equity Account in accordance with Sections 4.1(b) and 4.13(b).

                  Section 4.8 SUBORDINATED RENT PAYMENT ACCOUNT. Subject to
Section 4.13 hereof, if the conditions to the payments of the Equity Portion of the Basic Lease Rent are satisfied pursuant to Section 6.9 of the applicable Participation Agreement, on each Restricted Payment Date under a Participation Agreement, after giving effect to all transfers to be made on such date pursuant hereto, the Collateral Agent shall transfer to the applicable Owner Lessor, from funds on deposit in the applicable subaccount of the Subordinated Rent Payment Account, the amount certified by the Facility Lessee in the Request Letter delivered in connection with such payment to be (i) payable with respect to the Equity Portion of the Basic Lease Rent and all Excepted Payments under the applicable Facility Lease and
(ii) available for use in making such payments on account of the Equity Portion of Basic Lease Rent and Excepted Payments in accordance with the terms of the applicable Operative Documents.

                  Section 4.9 SUBORDINATED RESERVE ACCOUNT. Subject to Section
4.13 hereof, if the conditions to the payments of the Equity Portion of the Basic Lease Rent are satisfied pursuant to Section 6.9 of the applicable Participation Agreement, on each Restricted Payment Date under a Participation Agreement, following a distribution in accordance with the terms of Section 4.8 hereof, the Collateral Agent shall transfer to the applicable Owner Lessor, from funds on deposit in the applicable subaccount of the Subordinated Reserve Account, the amount certified by the Facility Lessee in the Request Letter delivered in connection with such Restricted Payment Date to be equal to the difference, if positive, between the aggregate amount of the Equity Portion of Basic Lease Rent and Excepted Payments under the applicable Facility Lease due and the aggregate amount of payments made on such Restricted Payment Date pursuant to Section 4.8 hereof.

                  Section 4.10 SUSPENDED DISTRIBUTIONS ACCOUNT. Following the end of the Lease Term of a Facility Lease, the Collateral Agent shall transfer, all the funds on deposit in the applicable subaccount of the Suspended Distributions Account to the Facility Lessee.

                  Section 4.11 DELIVERY OF REQUEST LETTERS. Each Request Letter to be delivered by the Facility Lessee pursuant to this Article IV shall be delivered to the Collateral Agent not later than one day prior to the date that the Collateral Agent is required to make any transfer specified therein. At the time the Facility Lessee delivers to the Collateral Agent any Request Letter or other written communication relating to the Accounts, the Facility Lessee shall deliver a copy thereof to each

Owner Lessor and its applicable Lease Indenture Trustee, Owner Participant and the Owner Lessor's Representative.

                  Section 4.12 SHORTFALL NOTICES. Not later than the Business Day preceding each date on which any transfer is to be made pursuant to this
Article IV, the Collateral Agent shall notify each Owner Lessor and its Owner Participant if the amounts requested to be transferred on such date in the Request Letter delivered in connection therewith exceed the funds available in the applicable subaccount of the relevant Accounts.

                  Section 4.13 TRANSFERS FROM ACCOUNTS DURING A DEFAULT PERIOD.

                           (a)      During a Default Period under a Facility
Lease, the Facility Lessee shall be entitled to issue Request Letters and otherwise direct the transfer of funds from the Accounts until the Collateral Agent receives a Notice of Action directing that action be taken pursuant to
Section 4.13(b).

                           (b)      At any time after the Collateral Agent
receives a Notice of Action specifying that action be taken pursuant to this
Section 4.13(b), the Collateral Agent shall transfer (from the Accounts or subaccounts in the order set forth in Section 4.13(c)) the following amounts in the following order of priority:

                  FIRST, to the Collateral Agent, the amount certified by the Collateral Agent to be the sum of the unpaid fees, indemnities, costs and expenses then due and payable for its services in such capacity;

                  SECOND, pro rata to (i) the applicable Owner Lessors, the amount certified by such Owner Lessor to be the aggregate amount (including premium and interest, if any) then due and payable in respect of Senior Rent and Supplemental Lease Rent (other than Excepted Payments) under the applicable Operative Documents and (ii) to extent that the applicable Owner Lessor's Percentage of amounts then on deposit in the Permitted Indebtedness Account are insufficient to pay such amounts, to any Person who has provided Permitted Indebtedness in the aggregate amount of the applicable Owner Lessor's Percentage of such Permitted Indebtedness (including premium and interest, if any) then due and payable;

                  THIRD, pro rata to such Owner Lessor, the amount certified by such Owner Lessor to be the aggregate amount of the Equity Portion of Basic Lease Rent and all other fees and indemnities in respect thereof then due and payable in respect of such Equity Portion of Basic Lease Rent under the applicable Facility Lease;

                  FOURTH, pro rata, to the Persons entitled thereto, an amount equal to all other Supplemental Rent under the applicable Facility Lease then due and payable to such Persons and all other sums due and owing by the Facility Lessee to such Persons under any of the applicable Operative Documents (as certified in writing by such Persons); and

                  FIFTH, any surplus then remaining shall be paid to the Facility Lessee or its successors or assigns or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

                           (c)      The amounts to be distributed pursuant to
Section 4.13(b) with respect to any Facility Lease shall be debited from the Accounts and subaccounts in the following order of priority:

                  FIRST, from the applicable subaccount of the Suspended Distributions Account;

                  SECOND, from the applicable subaccount of the Subordinated Reserve Account;

                  THIRD, from the applicable subaccount of the Supplemental Equity Account;

                  FOURTH, from the applicable subaccount of the Subordinated Rent Payment Account;

                  FIFTH; from the applicable subaccount of the Reserve Account;

                  SIXTH, from the applicable subaccount of the Senior Rent Payment Account;

                  SEVENTH, solely with respect to amounts distributed pursuant to clauses FIRST through FOURTH of Section 4.13(b) above, up to an amount equal to such Owner Lessor's Percentage of the amount then on deposit therein, from the Recovery Event Proceeds Account; and

                  EIGHTH, solely with respect to amounts distributed pursuant to clauses FIRST through FOURTH of Section 4.13(b) above, up to an amount equal to such Owner Lessor's Percentage of the amount then on deposit therein, from the Revenue Account.

It is understood and agreed that no amount on deposit in any other subaccount of any of the Accounts (nor, except as provided in clauses seventh and eighth above, amounts on deposit in the Revenue Account or Recovery Event Proceeds Account) shall be available for distributions to be made pursuant to Section 4.13(b) with respect to such Facility Lease and applicable Operative Documents.

                  Section 4.14 COLLATERAL AGENT'S CALCULATIONS. In making the determinations and allocations required by Section 4.13, the Collateral Agent may rely upon information specified in any Request Letter and any certificate of the applicable Owner Lessor delivered to it, as applicable, and the Collateral Agent shall have no liability to any of the Secured Parties for actions taken in reliance on such information. All transfers and releases made by the Collateral Agent pursuant to Section 4.13 shall be (subject to any decree of any court of competent jurisdiction) final, and the Collateral Agent shall have no duty to inquire as to the application by any Secured Party of any amounts distributed to them.

                  Section 4.15 INSUFFICIENT AMOUNTS. Except as provided in
Section 4.1(b) hereof, to the extent the amounts on deposit in any Account (or applicable subaccount) are insufficient to fully satisfy any transfer requirement from such Account (or applicable subaccount) under this Article IV, such transfer shall be made to the extent of the amounts on deposit in such Account (or applicable subaccount). In addition, if (i) any transfer requirements from any Account (or applicable subaccount) in this Article IV share the same level of priority and (ii) there are insufficient funds in such Account (or applicable subaccount) to satisfy in full all such transfer requirements which share such level of priority, such transfers shall be made on a pro rata basis to the extent of the amounts on deposit in such Account (or applicable subaccount).

                                   ARTICLE V

                                   INVESTMENT

                  Cash held by the Collateral Agent in the Accounts shall not be invested or reinvested except as provided below:

                           (a)      cash held in the Accounts shall be invested
and reinvested in Permitted Investments by the Collateral Agent who shall make such Permitted Investments (i) except during a Default Period, at the written direction of the Facility Lessee and (ii) during a Lease Default or Lease Event of Default under a Facility Lease, in Permitted Investments selected by the Collateral Agent unless specific investment instructions are given to the Collateral Agent by the Majority in Interest of Owner Lessors;

                           (b)      the Collateral Agent shall sell or liquidate
all or any designated part of the Permitted Investments held in any Account at any time the proceeds thereof are required to make a release from any Account (or applicable subaccount) or any transfer between Accounts pursuant to Article IV hereof; and

                           (c)      all such Permitted Investments, the interest
thereon, and the net proceeds of the sale, liquidation or payment thereof, shall be held in the appropriate Account for the same purposes as the cash used to purchase such Permitted Investments (and credited pro rata among subaccounts, if applicable).

                  The Collateral Agent shall take such action as may be necessary to perfect the security interest created by this Agreement in all Permitted Investments in any Pledged Account.

                                   ARTICLE VI

                                COLLATERAL AGENT

                  Section 6.1 RIGHTS, DUTIES, ETC. The acceptance by the Collateral Agent of its respective duties hereunder is subject to the following terms and conditions which the parties to this Agreement hereby agree shall govern and control with respect to the rights, duties, liabilities and immunities of the Collateral Agent:

                           (a)      it shall not be responsible or liable in any
manner whatever for soliciting any funds or for the sufficiency, correctness, genuineness or validity of any funds or securities deposited with or held by it;

                           (b)      it shall be protected in acting or
refraining from acting upon any written notice, certificate, instruction, request or other paper or document, as to the due execution thereof and the validity and effectiveness of the provisions thereof and as to the truth of any information therein contained, which it in good faith believes to be genuine;

                           (c)      it shall not be liable for any error of
judgment or for any act done or step taken or omitted except in the case of its gross negligence, willful misconduct or bad faith;

                           (d)      it may consult with and obtain advice from
counsel of its own choice in the event of any dispute or question as to the construction of any provision hereof;

                           (e)      it shall have no duties hereunder, except
those which are expressly set forth herein and in any modification or amendment hereof; provided, however, that no such modification or amendment hereof shall affect its duties unless it shall have given its prior written consent thereto;

                           (f)      it may execute or perform any duties
hereunder either directly or through administrative agents or attorneys selected with reasonable care;

                           (g)      it may engage or be interested in any
financial or other transactions with any party hereto and may act on, or as depositary, collateral agent or administrative agent for, any committee or body of holders of obligations of such Persons as freely as if it were not Collateral Agent hereunder; and

                           (h)      it shall not be obligated to take any action
which in its reasonable judgment would involve it in expense or liability unless it has been furnished with reasonable indemnity.

                  Section 6.2 RESIGNATION OR REMOVAL. The Collateral Agent may resign or be removed as set forth in Section [ ] of the Amended and Restated Guarantee and Collateral Agreement.

                                  ARTICLE VII

                                 DETERMINATIONS

                  In the event of any dispute as to any amount to be distributed or paid by the Collateral Agent from the Accounts (or subaccounts), the Collateral Agent is authorized and directed to retain in its possession without liability to anyone all or any part of the amounts then on deposit in the Accounts, until such dispute shall have been settled by mutual agreement of the Facility Lessee and the Secured Parties or by a final order, decree or judgment of a Federal or State court of competent jurisdiction located in the State of New York (with respect to disputes in connection with amounts on deposit in the Accounts), and time for an appeal has expired and no appeal has been perfected, but the Collateral Agent shall be under no duty whatsoever to institute or defend any such proceedings.

                                  ARTICLE VIII

                                  MISCELLANEOUS

                  Section 8.1 INDEMNIFICATION OF COLLATERAL AGENT. The Facility Lessee assumes liability for, and agrees to indemnify, protect, save and keep harmless each Owner Lessor, each Owner Lessor's Representative, the Security Agent and the Collateral Agent and their respective successors, assigns, agents and servants from and against, any and all claims, liabilities, obligations, losses, damages, penalties, costs and expenses (including reasonable attorneys' fees) that may be imposed on, incurred by, or asserted against, at any time, such Owner Lessor, such Owner Lessor's Representative, the Security Agent or the Collateral Agent and in any way relating to or arising out of the execution and delivery of this Agreement, the establishment of the Accounts, the acceptance of deposits, the purchase or sale of Permitted Investments, the retention of cash and Permitted Investments or the proceeds thereof and any payment, transfer or other application of cash or Permitted Investments in accordance with the provisions of this Agreement, or as may arise by reason of any act, omission or error of the Collateral Agent made in good faith in the conduct of its duties; except that the Facility Lessee shall not be required to indemnify, protect, save and keep harmless the Collateral Agent or any Owner Lessor, against its own gross negligence or willful misconduct. The indemnities contained in this Section 8.1 shall survive the termination of this Agreement.

                  Section 8.2 WAIVER OF RIGHT OF SET-OFF. The Collateral Agent waives, with respect to all of its existing and future claims against the Facility Lessee, all existing and future rights of set-off and banker's liens against the Accounts and all items (and proceeds thereof) that come into its possession in connection with the Accounts.

                  Section 8.3 TERMINATION. The provisions of Articles III and IV with respect to the Accounts shall terminate on the date on which the Obligations under Financing Documents shall have been paid in full. Promptly after such termination, the Owner Lessor shall notify the Collateral Agent of such termination and the Collateral Agent hereby agrees that at the time of such termination (x) any Permitted Investments in the Accounts shall be liquidated as soon as commercially prudent, (y) a reconciliation shall be made of the distributions made from the Accounts and any necessary adjustments to the balances of such Accounts as a result of such reconciliation shall be made and
(z) the moneys in the Accounts (after giving effect to such liquidation and such adjustments) shall be distributed to the Facility Lessee or as it may direct.

                  Section 8.4 SEVERABILITY. If any one or more of the covenants or agreements provided in this Agreement on the part of the parties hereto to be performed should be determined by a court of competent jurisdiction to be contrary to law, such covenant or agreement shall be deemed and construed to be severable from the remaining covenants and agreements herein contained and shall in no way affect the validity of the remaining provisions of this Agreement.

                  Section 8.5 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute one and the same instrument.

                  Section 8.6 AMENDMENTS. The provisions of this Agreement may be amended, modified or waived if such amendment, modification or waiver is in writing and is entered into in accordance with the provisions of the [Participation Agreement].

                  Section 8.7 APPLICABLE LAW. THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK REGARDLESS OF ANY OTHER PROVISION IN ANY OTHER AGREEMENT, FOR PURPOSES OF THE NEW YORK UCC, NEW YORK SHALL BE DEEMED TO BE THE SECURITIES INTERMEDIARY'S JURISDICTION AND THE ACCOUNTS (AS WELL AS THE SECURITIES ENTITLEMENTS RELATED THERETO) SHALL BE GOVERNED BY THE LAWS OF TILE STATE OF NEW YORK.

                  Section 8.8 NOTICES. Except as otherwise specifically provided herein, all notices, consents, directions, approvals, instructions, requests and other communications required or permitted by the terms hereof to be given to any Person shall be in writing and shall be deemed to have been duly given or made when delivered if delivered by hand or courier or when received if sent by mail or telecopy, in each case addressed to the party to which such notice is required or permitted to be given or made hereunder set forth below its signature hereto, or such other address as may be specified from time to time by such party in a notice to the other parties hereto.

                  Section 8.9 BENEFIT OF SECURITY DEPOSIT AGREEMENT. (a) This Security Deposit Agreement shall inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns, and no other Person shall be entitled to any of the benefits of this Security Deposit Agreement.

                           (b)      Notwithstanding the foregoing, in order to
secure the Lessor Notes of each Owner Lessor, such Owner Lessor will assign and grant a first priority security interest in favor of its applicable Lease Indenture Trustee in and to all of such Owner Lessor's right, title and interest in, to and under this Security Deposit Agreement (other than to the extent relating to Excepted Payments and the rights to enforce and collect the same). The Facility Lessee hereby consents to such assignment and to the creation of such Lien and security interest and acknowledges receipt of copies of the Lease Indenture, it being understood that such consent shall not affect any requirement or the absence of any requirement for any consent of the Facility Lessee under any other circumstances. Unless and until the Collateral Agent shall have received written notice from the Lease Indenture Trustee that the Lien of the applicable Lease Indenture has been fully discharged, the applicable Security Agent shall have the right (i) to directly receive for application in accordance with the terms of the applicable Lease Indenture all amounts payable or otherwise distributable under this Agreement to the applicable Owner Lessor (other than in respect of the Excepted Payments) and
(ii) to exercise the rights of such Owner Lessor under this Security Deposit Agreement (other than with respect to Excepted

Payments and the rights to enforce and collect the same) to the extent set forth in and subject to the exceptions set forth in the applicable Lease Indenture.

                  IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.


                               EME HOMER CITY GENERATION L.P.

                               By:


                               By:
                                  ---------------------------------------------
                                     Name:
                                     Title:

                               Address for Notices:

                               18101 Von Karman Avenue
                               Suite 1700
                               Irvine, California 92612-1046


                               THE BANK OF NEW YORK, as Collateral Agent


                               By:
                                  ---------------------------------------------
                                     Name:
                                     Title:

                               Address for Notices:

                               114 West 47th Street
                               25th Floor
                               New York, New York 10036



                                       25